Exhibit 15

July 22, 2002

Accountants’ Acknowledgment

     We acknowledge the incorporation by reference in the Registration Statements (Form S-8 No. 33-78340, No. 333-41379 and No. 333-45524) of OptimumCare Corporation of our report dated July 22, 2002 with respect to the condensed consolidated financial statements of OptimumCare Corporation which appears on page 3 of this Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

/s/ Lesley, Thomas, Schwarz & Postma, Inc.
A Professional Accountancy Corporation
Newport Beach, California.

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